Edwards Lifesciences Corporation One Edwards Way · Irvine, CA USA · 92614 Phone: 949.250.2500 · Fax: 949.250.2525 www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact:  Sarah Huoh, 949-250-6864
Investor Contact:  David K. Erickson, 949-250-6826

EDWARDS LIFESCIENCES REPORTS FIRST QUARTER RESULTS

IRVINE, Calif., April 26, 2016 — Edwards Lifesciences Corporation (NYSE: EW), the global leader in patient-focused innovations for structural heart disease and critical care monitoring, today reported financial results for the quarter ended March 31, 2016.

First Quarter Highlights:

•Sales grew 18.1% to $697.3 million, and underlying1 sales were up 19.7%
•THVT sales grew 37.0%, and underlying sales were up 38.3%
•GAAP EPS was $0.66, an increase of 17.9%, and adjusted2 EPS grew 24.6% to $0.71
•2016 sales guidance raised to $2.7 - $3.0 billion from $2.6 - $2.85 billion
•2016 THVT sales guidance raised to $1.4 - $1.6 billion; underlying growth >25%
•2016 adjusted EPS guidance increased to $2.67 - $2.77

“We are very pleased to report a strong start to 2016,” said Michael A. Mussallem, chairman and CEO. “Significant transcatheter heart valve sales once again drove the majority of this quarter’s growth, with solid performance in our core businesses, in particular Critical Care. We are also pleased to report strong bottom line results while aggressively investing in new therapies that can have a meaningful future impact. And, most importantly, even more patients are benefiting from our life saving technologies than ever before."

First Quarter 2016 Results

Sales for the quarter ended March 31, 2016 were $697.3 million.  U.S. and international segment sales for the first quarter were $375.6 million and $321.7 million, respectively. On an underlying basis, sales grew 19.7 percent over the first quarter last year. Net income for the quarter ended March 31, 2016 was $143.0 million, or $0.66 per diluted share.

For the first quarter, the company reported Transcatheter Heart Valve Therapy (THVT) sales of $367.8 million, a 37.0 percent growth rate over the first quarter last year, or $366.1 million and 38.3 percent growth on an underlying basis. Growth was led by continued strong therapy adoption in the U.S.

In the U.S., THVT sales for the quarter were $216.4 million. On an underlying basis, sales were $214.7 million and grew 64.1 percent compared to the prior year period.

“Our THVT performance was driven primarily by strong procedure growth, which continued to exceed our expectations, and was aided by the recent U.S. launch of our
SAPIEN 3 valve,” said Mussallem.

Surgical Heart Valve Therapy product group sales for the quarter were $195.9 million. Reported sales decreased 0.5 percent compared to the first quarter last year, and were up slightly over the prior year on an underlying basis. Globally, sales were lifted by an increase in surgical heart valve units, which the company believes was primarily driven by greater aortic disease awareness that prompted a larger number of surgical procedures, but were offset by the ongoing exit of non-strategic cannula products.

Critical Care product group sales were $133.6 million for the quarter, representing an increase of 7.0 percent versus last year, or 9.1 percent on an underlying basis. Overall growth for the quarter was strong in the company's core products and its Enhanced Surgical Recovery program.

For the quarter, the company’s gross profit margin was 74.1 percent, compared to 77.0 percent in the same period last year. This expected decrease was driven primarily by the foreign exchange impact from inventories sold internationally and higher spending in global manufacturing operations, partially offset by a more favorable product mix.

Selling, general and administrative expenses increased to $212.7 million for the quarter, or 30.5 percent of sales. This increase was driven primarily by sales and marketing expenses related to transcatheter valves. This was partially offset by the suspension of the Medical Device Excise Tax (MDET), as well as the favorable foreign exchange impact on expenses outside the U.S.

Research and development investments for the quarter increased to $102.4 million compared to $86.4 million in the prior year period.  This increase was primarily the result of continued investments in the company's transcatheter mitral and aortic valve programs. The suspension of the MDET provided additional flexibility to accelerate investments in structural heart initiatives.

Cash flow from operating activities for the quarter was $107.1 million. After capital spending of $27.7 million, free cash flow was $79.4 million.

Cash, cash equivalents and short-term investments totaled $951.8 million at March 31, 2016.  Total debt was $602.2 million.

Outlook

For the full year 2016, the company now expects sales to be between $2.7 and $3.0 billion due to the strong first quarter momentum, a planned earlier U.S. indication expansion for the SAPIEN 3 valve, and an anticipated positive impact from foreign exchange. With this increase in sales guidance, the company now expects adjusted earnings per share to be between $2.67 and $2.77.

For the second quarter of 2016, at current foreign exchange rates, the company projects sales to be between $700 and $740 million, and adjusted earnings per share to be between $0.67 and $0.73.

"Our strong start to 2016 positions us well for another successful year,” said Mussallem. "We are enthusiastic about the continued expansion of transcatheter-based therapies for the many structural heart patients still in need. We are confident in our outlook for strong sales growth, and we remain passionate about developing impactful therapies to help more patients around the world."

About Edwards Lifesciences

Edwards Lifesciences, based in Irvine, Calif., is the global leader in patient-focused medical innovations for structural heart disease, as well as critical care and surgical monitoring. Driven by a passion to help patients, the company collaborates with the world’s leading clinicians and researchers to address unmet healthcare needs, working to improve patient outcomes and enhance lives. For more information, visit www.Edwards.com and follow us on Twitter at @EdwardsLifesci.

Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 2:00 p.m. PT to discuss its first quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using conference number 13633520.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards web site at ir.edwards.com or www.edwards.com. A live stream and archived replay can also be accessed via mobile devices by downloading Edwards’ IR App for iPhone and iPad or Android.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident” or other forms of these words or similar expressions and include, but are not limited to, statements made by Mr. Mussallem and information in the Outlook section, including the company’s financial guidance, and expectations for trends in therapy adoption. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict. Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If the company does update or correct one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with new product launches, competitive dynamics and therapy expansion, particularly for THV; the timing and extent of regulatory approvals and reimbursement levels for our products; the company’s success in developing new products and avoiding manufacturing and quality issues; the impact of currency exchange rates and related currency hedge contracts; the timing or results of pending or future clinical trials; actions by the U.S. Food and Drug Administration and other regulatory agencies; unexpected litigation results or expenses; and other risks detailed in the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015. These filings, along with important safety information about our products, may be found at edwards.com.

Edwards, Edwards Lifesciences, the stylized E logo, Edwards SAPIEN, Edwards SAPIEN 3, Enhanced Surgical Recovery Program, SAPIEN and SAPIEN 3 are trademarks of Edwards Lifesciences Corporation. All other trademarks are the property of their respective owners.

[1]
“Underlying” amounts are non-GAAP items and in this press release exclude foreign exchange fluctuations and the THVT sales return reserve. See the Non-GAAP Financial Information page and reconciliation tables below.

[2]
Adjusted earnings per share is a non-GAAP item and excludes the impact of the THVT product exchange, amortization expense, and gains and losses from special items, such as significant investments, impairments, litigation and business development transactions.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended March 31,
	2016	2015
Net sales	$697.3	$590.3
Cost of sales	180.3	136.0

Gross profit	517.0	454.3

Selling, general, and administrative expenses	212.7	202.5
Research and development expenses	102.4	86.4
Intellectual property litigation expenses	12.2	0.3
Interest expense, net	2.4	2.4
Other expense, net	4.0	0.2

Income before provision for income taxes	183.3	162.5

Provision for income taxes	40.3	39.1

Net income	$143.0	$123.4

Earnings per share: (A)
Basic	$0.67	$0.57
Diluted	$0.66	$0.56

Weighted-average common shares outstanding:(A)
Basic	213.1	215.5
Diluted	217.8	220.6

Operating Statistics
As a percentage of net sales:
Gross profit	74.1%	77.0%
Selling, general, and administrative expenses	30.5%	34.3%
Research and development expenses	14.7%	14.6%
Income before provision for income taxes	26.3%	27.5%
Net income	20.5%	20.9%

Effective tax rate	22.0%	24.1%

Note: Numbers may not calculate due to rounding.

(A) All share and per share amounts for the prior year were adjusted for the December 11, 2015 two-for-one stock split.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Balance Sheets
(in millions)

	March 31, 2016	December 31, 2015
ASSETS

Current assets
Cash and cash equivalents	$501.4	$718.4
Short-term investments	450.4	506.3
Accounts and other receivables, net	388.5	344.1
Inventories, net	356.6	339.9
Prepaid expenses	48.8	45.1
Other current assets	73.6	94.1
Total current assets	1,819.3	2,047.9

Long-term accounts receivable, net	5.8	3.6
Long-term investments	369.2	379.9
Property, plant, and equipment, net	497.3	482.5
Goodwill	630.9	628.3
Other intangible assets, net	203.7	205.4
Deferred income taxes	196.5	180.5
Other assets	131.1	131.2

Total assets	$3,853.8	$4,059.3

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$458.3	$476.2

Long-term debt	602.2	599.9
Other long-term liabilities	494.0	480.1

Stockholders’ equity
Common stock	239.8	239.1
Additional paid-in capital	933.4	946.8
Retained earnings	3,479.8	3,336.8
Accumulated other comprehensive loss	(172.6)	(182.6)
Treasury stock, at cost	(2,181.1)	(1,837.0)
Total stockholders’ equity	2,299.3	2,503.1

Total liabilities and stockholders’ equity	$3,853.8	$4,059.3

EDWARDS LIFESCIENCES CORPORATION
Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures. The Company uses the term “underlying” when referring to non-GAAP sales information, which excludes foreign exchange fluctuations, adjustments for discontinued and acquired products, and sales return reserves associated with transcatheter heart valve therapy ("THV") product upgrades, and “adjusted” or “excluding special items” to also exclude amortization of intellectual property and gains and losses from special items such as significant investments, impairments, litigation, and business development transactions. Guidance for sales and sales growth rates is provided on an "underlying basis," and projections for diluted earnings per share, net income and growth, gross profit margin, taxes, and free cash flow are also provided on the same non-GAAP (or “excluding special items”) basis due to the inherent difficulty in forecasting such items. The Company is not able to provide a reconciliation of these non-GAAP items to expected reported results due to the unknown effect, timing, and potential significance of special charges or gains, and management's inability to forecast charges associated with future transactions and initiatives. Management does not consider the excluded items or adjustments as part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results, and evaluating current performance. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's core operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the Company's business. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.

The items described below are adjustments to the GAAP financial results in the reconciliations that follow:

THV Sales Return Reserve and Related Costs - In the first quarter of 2016, the Company recorded a $1.7 million reversal of the sales return reserve ($1.5 million net of related costs) upon delivery of the next-generation THV products in the United States.   In addition, in the first quarter of 2016, the Company recorded inventory reserves of $1.6 million related to estimated excess THV inventory expected upon introduction of next-generation THV products in Japan.

Intellectual Property Litigation Expenses - The Company incurred intellectual property litigation expenses of $12.2 million and $0.3 million in the first quarter of 2016 and 2015, respectively.

Amortization of Intellectual Property - The Company recorded $1.7 million and $1.8 million of amortization expense in the first quarter of 2016 and 2015, respectively, related to intellectual property.

Foreign Exchange - Fluctuations in exchange rates impact the comparative results and sales growth rates of the Company's underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more meaningful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the "Reconciliation of Sales by Product Group and Region."

EDWARDS LIFESCIENCES CORPORATION
Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
(in millions, except per share data)

RECONCILIATION OF GAAP TO ADJUSTED NET INCOME

	Three Months Ended March 31,
	2016	2015
GAAP Net Income	$143.0	$123.4
Growth Rate %	15.9%

Non-GAAP adjustments: (A)
THV sales return reserve and related costs	0.1	—
Intellectual property litigation expenses	12.2	0.3
Amortization of intellectual property	1.7	1.8

Provision for income taxes
Tax effect on reconciling items (B)	(3.4)	(0.5)
Adjusted Net Income	$153.6	$125.0
Growth Rate %	22.9%

RECONCILIATION OF GAAP TO ADJUSTED DILUTED EARNINGS PER SHARE

GAAP Diluted Earnings Per Share (C)	$0.66	$0.56
Growth Rate %	17.9%

Non-GAAP adjustments: (A), (D)
Intellectual property litigation expenses	0.04	—
Amortization of intellectual property	0.01	0.01
Adjusted Diluted Earnings Per Share	$0.71	$0.57
Growth Rate %	24.6%

Note: Numbers may not calculate due to rounding.

(A)	See description of non-GAAP adjustments on the "Non-GAAP Financial Information" page.

(B)
The tax effect on non-GAAP adjustments is calculated based upon the impact of the relevant tax jurisdictions’ statutory tax rates on the Company’s estimated annual effective tax rate, or discrete rate in the quarter, as applicable.

(C)	All per share amounts for the prior year were adjusted for the December 11, 2015 two-for-one stock split.

(D)
All amounts are tax effected, calculated based upon the impact of the relevant tax jurisdictions’ statutory tax rates on the Company’s estimated annual effective tax rate, or discrete rate in the quarter, as applicable.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
($ in millions)

THV UNITED STATES UNDERLYING SALES GROWTH

	Three Months Ended March 31,
	2016	2015
THV United States GAAP Sales	$216.4	$130.8
Adjustment for THV sales return reserve	(1.7)	—
THV United States Underlying Sales	$214.7	$130.8
Underlying Growth Rate %	64.1%

EDWARDS LIFESCIENCES CORPORATION
Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
($ in millions)

RECONCILIATION OF SALES BY PRODUCT GROUP AND REGION

					2016 Adjusted		2015 Adjusted
Sales by Product Group (QTD)	1Q 2016	1Q 2015	Change	GAAP Growth Rate*	Sales Return Reserve	1Q 2016 Underlying Sales	Sales Return Reserve	FX Impact	1Q 2015 Underlying Sales	Underlying Growth Rate *
Transcatheter Heart Valve Therapy	$367.8	$268.5	$99.3	37.0%	$(1.7)	$366.1	$—	$(3.8)	$264.7	38.3%
Surgical Heart Valve Therapy	195.9	196.9	(1.0)	(0.5)%	—	195.9	—	(2.8)	194.1	0.9%
Critical Care	133.6	124.9	8.7	7.0%	—	133.6	—	(2.4)	122.5	9.1%
Total	$697.3	$590.3	$107.0	18.1%	$(1.7)	$695.6	$—	$(9.0)	$581.3	19.7%

					2016 Adjusted		2015 Adjusted
Sales by Region (QTD)	1Q 2016	1Q 2015	Change	GAAP Growth Rate*	Sales Return Reserve	1Q 2016 Underlying Sales	Sales Return Reserve	FX Impact	1Q 2015 Underlying Sales	Underlying Growth Rate *
United States	$375.6	$283.5	$92.1	32.5%	$(1.7)	$373.9	$—	$—	$283.5	31.9%
Europe	188.5	185.3	3.2	1.7%	—	188.5	—	(4.5)	180.8	4.3%
Japan	66.6	58.1	8.5	14.6%	—	66.6	—	1.5	59.6	11.7%
Rest of World	66.6	63.4	3.2	5.1%	—	66.6	—	(6.0)	57.4	16.0%
International	321.7	306.8	14.9	4.9%	—	321.7	—	(9.0)	297.8	8.0%
Total	$697.3	$590.3	$107.0	18.1%	$(1.7)	$695.6	$—	$(9.0)	$581.3	19.7%

* Numbers may not calculate due to rounding.